Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective November 16, 2025 (the “Amendment Effective Date”), is made and entered into by and between DOLLAR GENERAL CORPORATION (the “Company”) and Emily C. Taylor (the “Employee”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement by and between the Company and the Employee effective April 1, 2024 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee previously entered into the Agreement; and

WHEREAS, the Employee has been elected to serve as Chief Operating Officer, beginning on the Amendment Effective Date; and

WHEREAS, in connection with the foregoing, the Company and the Employee desire to amend the Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as of the Amendment Effective Date as follows:

1.             Section 1 of the Agreement is hereby amended and restated in its entirely to read as follows:

“1.             Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ or to cause any wholly-owned subsidiary of the Company to employ (any such wholly-owned subsidiary caused by the Company to employ Employee being hereinafter referred to as the “Subsidiary”) Employee as Chief Operating Officer of the Company or the Subsidiary, as the case may be.”

2.             Section 5.a. of the Agreement is hereby amended and restated in its entirety to read as follows:

“a.             Base Salary. Subject to the terms and conditions set forth in this Agreement, for the Term of this Agreement the Company shall pay or shall cause the Subsidiary to pay to Employee, and Employee shall accept, an annual base salary (“Base Salary”) of no less than Nine Hundred Fifty Thousand Dollars ($950,000). The Base Salary shall be paid in accordance with the Company’s or the Subsidiary’s, as applicable, normal payroll practices (but no less frequently than monthly) and may be increased from time to time at the sole discretion of the Company.”

3.             Except as specifically provided by this Amendment, the Agreement shall remain in full force and effect in all other respects, subject to any other amendments that may be adopted from time to time.

4.             The Company and the Employee represent and agree that each has reviewed all aspects of this Amendment, has carefully read and fully understands all provisions of this Amendment, and is voluntarily entering into this Amendment. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Amendment with legal, tax or other adviser(s) of such party’s choice before executing the Amendment.

5.             This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original Amendment, but all such counterparts shall together constitute one and the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Amendment on the dates indicated below.

DOLLAR GENERAL CORPORATION

By:	/s/ Kathleen Reardon
Name:	Kathy Reardon
Title:	EVP, Chief People Officer
Date:	11-12-25

“EMPLOYEE”

/s/ Emily C. Taylor
Emily C. Taylor
Date:	11-12-2025